Exhibit 99.1
Evolent Announces Fourth Quarter 2025 Results and Full Year 2025 Results

WASHINGTON (February 24, 2026) – Evolent Health, Inc. (NYSE: EVH) (“Evolent” or the “Company”), a company that specializes in better health outcomes for people with complex conditions through proven solutions that make health care simpler and more affordable, today announced financial results for the three months ended December 31, 2025.

Seth Blackley, Co-Founder and Chief Executive Officer of Evolent stated, “In 2025 we executed on our earnings targets, continued to grow market share, renewed customers at strong rates, and continued the migration of Performance Suite clients to our enhanced Performance Suite contract model. We believe our total forecasted revenue growth of approximately 30% for 2026 demonstrates the power and durability of Evolent's specialty model. While the addition of $900 million in new Performance Suite revenue in 2026, as well as the impact of significant health plan customer membership decreases in their Exchange products, create an impact on Adjusted EBITDA in the first half of the year, we believe our year-end 2026 margins should quickly step-up as new contract reserving effects ease throughout the year and our operating cost reduction plan ramps up across 2026. Most importantly, we believe we will continue to see a sizable market opportunity as health plans turn to Evolent for help in balancing quality and affordability for their members as they navigate oncology, cardiology, and musculoskeletal conditions.”

Highlights for the three months and year ended December 31, 2025 include (dollars in thousands, except for average PMPM fees and revenue per case):

	For the Three Months Ended December 31, 2025	For the Year Ended December 31, 2025
Financial Results:
Revenue	$468,719	$1,876,229
Net loss attributable to common shareholders of Evolent Health, Inc.	$(429,131)	$(579,401)
Net loss margin	(91.6)%	(30.9)%
Adjusted EBITDA	$37,793	$151,155
Adjusted EBITDA Margin	8.1%	8.1%

Average Lives on Platform/Cases
Performance Suite	6,475	6,482
Specialty Technology and Services Suite	79,677	77,983
Administrative Services	1,218	1,221
Cases	14	53

Average Unique Members	40,038	40,425

Average PMPM Fees/ Revenue per Case
Performance Suite	$13.87	$14.48
Specialty Technology and Services Suite	0.40	0.38
Administrative Services	15.27	15.47
Cases	3,537	3,168

Medical Expense Ratio	90.2%	80.5%
Medical Expense Ratio excluding Evolent Care Partners	94.8%	89.0%

The rising medical costs impacting health plans continue to drive robust demand for Evolent’s complex specialty care solutions.

Financial Results of Evolent Health, Inc.

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Definitions of the non-GAAP financial measures as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are presented herein. See Non-GAAP Financial Measures for more information.

Reported Results

Evolent Health, Inc. reported the following results in accordance with GAAP (dollars in thousands, except for per share data):

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Revenue	$468,719	$646,542	$1,876,229	$2,554,741
Cost of revenue	$371,466	$570,831	$1,476,346	$2,187,388
Selling, general and administrative expenses	$72,656	$47,701	$303,866	$263,050
Net loss attributable to common shareholders of Evolent Health, Inc.	$(429,131)	$(30,615)	$(579,401)	$(93,454)
Net loss margin	(91.6)%	(4.7)%	(30.9)%	(3.7)%
Loss per share attributable to common shareholders of Evolent Health, Inc.
Basic and diluted	$(3.84)	$(0.27)	$(5.07)	$(0.81)

Total cash and cash equivalents was $151.9 million as of December 31, 2025.

Adjusted Results

Evolent Health, Inc. reported the following adjusted results (dollars in thousands, except for per share data):

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Adjusted cost of revenue	$371,183	$569,578	$1,473,115	$2,182,806
Adjusted selling, general and administrative expenses	$59,743	$54,352	$251,959	$211,475
Adjusted EBITDA	$37,793	$22,612	$151,155	$160,460
Adjusted EBITDA margin	8.1%	3.5%	8.1%	6.3%
Adjusted income (loss) attributable to common shareholders	$8,376	$(2,526)	$10,440	$47,406
Adjusted income (loss) per share attributable to common shareholders:
Basic	$0.08	$(0.02)	$0.09	$0.41

Business Outlook
The Company does not believe it can meaningfully reconcile guidance for non-GAAP Adjusted EBITDA to net income (loss) attributable to common shareholders of Evolent Health, Inc. because the Company cannot provide guidance for the more significant reconciling items between net income (loss) attributable to common shareholders of Evolent Health, Inc. and Adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, and as a result from changes to our business due to transactions and other events. Such items may, from time to time, include change in tax receivable agreement liability, other refinancing fees, gain (loss) from equity method investees, gain (loss) on repayment/extinguishment of debt, other income (expense), gain (loss) on disposal of non-strategic assets, goodwill impairments, right-of-use asset impairments, gain (loss) on lease terminations, stock-based compensation expense, severance costs and transaction-related costs. Such adjustments may be affected by changes in ongoing assumptions, judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains (losses) or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant.

Full Year 2026 Guidance

Incorporating its year-to-date performance, the Company now expects revenue for the full year ending December 31, 2026 to be in the range of approximately $2.4 billion to $2.6 billion and Adjusted EBITDA to be in the range of approximately $110 million to $140 million, respectively. The Company continues to experience strong customer retention and late-stage pipeline activity.

Additional Outlook Information

The Company expects to deploy approximately $25 million to $35 million in cash for capitalized software development during 2026.

This "Business Outlook" section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations in addition to those set forth above are set forth below in "Forward Looking Statements - Cautionary Language" and Evolent Health, Inc.'s filings with the Securities and Exchange Commission ("SEC").

Web and Conference Call Information

Evolent Health, Inc. will hold a conference call to discuss its financial performance and related matters this evening, February 24, 2026, at 5:00 p.m., Eastern Time. To listen to a live broadcast via the internet and view the accompanying materials, please visit the Company's Investor Relations website at http://ir.evolent.com. To participate by telephone, dial (855) 940-9467, or (412) 317-6034 for international callers, and ask to join the "Evolent Health call." Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the Company's website for one week and will be available beginning later this evening. Evolent invites all interested parties to attend the conference call.

About Evolent

Evolent specializes in better health outcomes for people with complex conditions through proven solutions that make health care simpler and more affordable. Evolent serves a national base of leading payers and providers and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting evolent.com.

Contacts:

investorrelations@evolent.com

Definitions

Revenue Agreements

Evolent reports the number of new revenue agreements signed for Performance Suite, Specialty Technology and Services Suite, Administrative Services and Case-based products. A new revenue agreement includes incremental revenue to the

Company reflecting contracts for services to both new partner entities, corporations or health plans as well as additional sales to existing partners. New revenue agreements may include incremental services, geographic, or line of business expansions or a combination thereof. The conversion of Specialty Technology and Services Suite contracts to Performance Suite are also included in this definition. The Company does not count renewals for existing scope, growth of membership within an existing contract scope or transaction-related purchase agreements, if applicable, in this metric.

Lives on Platform and Per Member Per Month (“PMPM”) Fee

Performance Suite Lives on Platform are calculated by summing monthly members covered for specialty care services for contracts not under ASO arrangements, plus members managed by Complex Care in capitation arrangements and divided by the number of months in the period. Specialty Technology and Services Suite Lives on Platform are calculated by summing monthly members covered for oncology, cardiology, musculoskeletal, advanced imaging and other diagnostic specialty care services for contracts under ASO arrangements divided by the number of months in the period. Administrative Services Lives on Platform are calculated by summing monthly members covered for administrative services implementation and core performance services divided by the number of months in the period. Cases are calculated by summing the number of individuals receiving services through our surgery management and advanced care planning programs in a given period. Members covered for more than one category are counted in each category.

Performance Suite Average PMPM fee is defined as revenue pertaining to our Performance Suite during the period reported divided by Performance Suite Lives on Platform for the period divided by the number of months in the period. Specialty Technology and Services Suite Average PMPM fee is defined as revenue pertaining to the Specialty Technology and Services Suite during the period reported divided by Specialty Technology and Services Suite Lives on Platform for the period divided by the number of months in the period. Administrative Services Average PMPM fee is defined as revenue pertaining to the Administrative Services during the period reported divided by the Administrative Services Lives on Platform for the period divided by the number of months in the period. Revenue per Case is calculated by the revenue pertaining to surgery management and advanced care planning programs divided by the number of cases for a given period.

Average Unique Members are calculated by summing members covered by our Performance Suite, Specialty Technology and Services Suite and Administrative Services. In cases where partners cross between multiple solutions, we only capture members from the solution with the maximum number of members.

Management uses Lives on Platform, PMPM fees, Cases, Revenue per Case and Average Unique Members because we believe that they provide insight into the unit economics of our services. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance.

Medical Expense Ratio

Medical Expense Ratio (“MER”) is a key performance indicator used by management for purposes of monitoring operating performance and is calculated as total claims incurred divided by GAAP revenue related to our Performance Suite. Management believes MER is useful to investors because it provides insight into the efficiency with which medical costs are managed relative to revenue and helps identify trends in the underlying performance. For periods prior to the consummation of the sale of Evolent Care Partners, we present MER excluding revenues from Evolent Care Partners.

EVOLENT HEALTH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Revenue	$468,719	$646,542	$1,876,229	$2,554,741
Expenses
Cost of revenue	371,466	570,831	1,476,346	2,187,388
Selling, general and administrative expenses	72,656	47,701	303,866	263,050
Depreciation and amortization expenses	45,037	29,296	115,851	118,370
Loss on lease termination	—	18,922	676	18,922
Gain on disposal of non-strategic assets	(14,867)	—	(14,867)	—
Right-of-use assets impairment	—	2,588	—	2,588
Goodwill impairment	398,000	—	398,000	—
Change in fair value of contingent consideration	4,658	(4,200)	6,495	4,908
Total operating expenses	876,950	665,138	2,286,367	2,595,226
Operating income (loss)	(408,231)	(18,596)	(410,138)	(40,485)
Interest income	868	830	4,190	5,544
Interest expense	(19,010)	(6,720)	(57,471)	(24,722)
Gain (loss) from equity method investees	31	182	365	(3,441)
Loss on extinguishment of debt, net	(3,914)	—	(3,483)	—
Loss on option exercise	—	—	(52,544)	—
Extinguishment of Series A Preferred Stock and other refinancing fees	—	—	(15,000)	—
Change in tax receivables agreement liability	(804)	—	(804)	(173)
Other expense, net	252	381	249	241
Loss before income taxes	(430,808)	(23,923)	(534,636)	(63,036)
Benefit from income taxes	(1,677)	(1,121)	(126)	(1,413)
Loss before preferred dividends and accretion of Series A Preferred Stock including excise tax	(429,131)	(22,802)	(534,510)	(61,623)
Dividends and accretion of Series A Preferred Stock including excise tax	—	(7,813)	(44,891)	(31,831)
Net loss attributable to common shareholders of Evolent Health, Inc.	$(429,131)	$(30,615)	$(579,401)	$(93,454)

Loss per common share
Basic and diluted	$(3.84)	$(0.27)	$(5.07)	$(0.81)

Weighted-average common shares outstanding
Basic and diluted	111,612	115,032	114,208	114,682

Comprehensive loss
Net loss attributable to common shareholders of Evolent Health, Inc.	$(429,131)	$(30,615)	$(579,401)	$(93,454)
Other comprehensive loss, net of taxes, related to:
Foreign currency translation adjustment	(248)	(386)	(871)	(496)
Total comprehensive loss attributable to common shareholders of Evolent Health, Inc.	$(429,379)	$(31,001)	$(580,272)	$(93,950)

EVOLENT HEALTH, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$151,856	$104,203
Restricted cash	26,134	59,295
Accounts receivable, net	309,861	414,681
Prepaid expenses and other current assets	18,521	28,938
Total current assets	506,372	607,117
Restricted cash	2,706	14,998
Investments and equity method investees	8,966	8,588
Property and equipment, net	80,785	73,151
Right-of-use assets - operating	4,373	6,134
Prepaid expenses and other noncurrent assets	3,078	3,569
Contract cost assets	13,537	13,378
Intangible assets, net	584,937	680,156
Goodwill	694,482	1,137,320
Total assets	$1,899,236	$2,544,411
LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Liabilities
Current liabilities:
Accounts payable	$59,776	$96,025
Accrued liabilities	65,755	66,361
Operating lease liability - current	15,343	26,717
Accrued compensation and employee benefits	50,987	33,719
Deferred revenue	1,203	2,507
Short-term debt, net	—	171,467
Reserve for claims and performance - based arrangements	192,196	318,705
Total current liabilities	385,260	715,501
Long-term debt, net	970,537	490,520
Other long-term liabilities	8,012	2,984
Tax receivables agreement liability	108,909	108,105
Operating lease liabilities - noncurrent	3,818	24,969
Deferred tax liabilities, net	7,506	10,900
Total liabilities	1,484,042	1,352,979
Commitments and Contingencies
Mezzanine Equity
Preferred class A common stock - $0.01 par value; 50,000,000 shares authorized; 0 and 175,000 issued, respectively	—	190,173
Shareholders' Equity
Class A common stock - $0.01 par value; 750,000,000 shares authorized; 117,603,806 and 116,575,773 shares issued, respectively	1,176	1,166
Additional paid-in-capital	1,793,398	1,803,786
Accumulated other comprehensive loss	(2,624)	(1,753)
Retained earnings (accumulated deficit)	(1,315,327)	(780,817)
Treasury stock, at cost; 5,971,712 and 1,537,582 shares issued, respectively	(61,429)	(21,123)
Total shareholders’ equity	415,194	1,001,259
Total liabilities, mezzanine equity and shareholders’ equity	$1,899,236	$2,544,411

EVOLENT HEALTH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Year Ended December 31,
	2025	2024
Cash Flows Provided by Operating Activities
Loss before preferred dividends and accretion of Series A Preferred Stock including excise tax	$(534,510)	$(61,623)
Adjustments to reconcile net loss to net cash and restricted cash provided by operating activities:
Change in fair value of contingent consideration	6,495	4,908
Gain on disposal of non-strategic assets	(14,867)	—
Loss (gain) from equity method investees	(365)	3,441
Extinguishment of Series A Preferred Stock and other refinancing fees	15,000	—
Loss on option exercise	52,544	—
Depreciation and amortization expenses	115,851	118,370
Stock-based compensation expense	39,739	39,746
Deferred tax benefit	(2,982)	(2,989)
Amortization of contract cost assets	6,794	4,798
Amortization of deferred financing costs	7,804	3,547
Goodwill impairment	398,000	—
Loss on extinguishment/repayment of debt, net	3,483	—
Right-of-use asset impairment	—	2,588
Loss on lease termination	676	18,922
Change in tax receivables agreement liability	804	173
Right-of-use operating assets	1,761	3,261
Other current operating cash inflows (outflows), net	—	180
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net and contract assets	73,703	32,062
Prepaid expenses and other current and non-current assets	4,988	4,510
Contract cost assets	(6,953)	(6,056)
Accounts payable	6,639	4,248
Accrued liabilities	2,957	(24,198)
Operating lease liabilities	(33,201)	(14,983)
Accrued compensation and employee benefits	17,268	(22,675)
Deferred revenue	(1,304)	(3,469)
Reserve for claims and performance-based arrangements	(126,509)	(85,343)
Other long-term liabilities	5,028	(653)
Net cash and restricted cash provided by operating activities	38,843	18,765
Cash Flows Used In Investing Activities
Cash paid for asset acquisitions and business combinations	(57,443)	(30,725)
Disposal of non-strategic assets and divestiture of discontinued operations, net	91,312	—
Return of equity method investments	986	7
Purchases of investments and contributions to equity method investees	(1,000)	(7,321)
Investments in internal-use software and purchases of property and equipment	(34,088)	(24,893)
Net cash and restricted cash used in investing activities	(233)	(62,932)
Cash Flows Used In Financing Activities
Changes in working capital balances related to claims processing	(42,888)	43,537

	For the Year Ended December 31,
	2025	2024
Payment of contingent consideration	(1,750)	(70,355)
Proceeds from stock option exercises	—	3,461
Proceeds from issuance of long-term debt, net of offering costs	408,047	58,576
Repayment of long-term debt	(342,984)	—
Repurchase of common stock	(39,996)	—
Payment of preferred dividends	(11,127)	(20,085)
Taxes withheld and paid for vesting of equity awards	(5,226)	(15,699)
Net cash and restricted cash used in financing activities	(35,924)	(565)
Effect of exchange rate on cash and cash equivalents and restricted cash	(486)	(229)
Net increase (decrease) in cash and cash equivalents and restricted cash	2,200	(44,961)
Cash and cash equivalents and restricted cash as of beginning-of-period	178,496	223,457
Cash and cash equivalents and restricted cash as of end-of-period	$180,696	$178,496

Non-GAAP Financial Measures

The Company views the following activities as integral to understanding its non-GAAP financial measures:

•Repositioning costs include severance, termination benefits and related payroll taxes of $1.8 million, dedicated employee costs of $1.2 million, third-party professional services of $4.1 million and office space consolidation costs of $3.5 million for the year ended December 31, 2024. Repositioning costs are not part of Evolent’s normal course of business and are incurred when there is a business reason to enact a repositioning plan. Adjusting for these costs gives a better view of Evolent’s normal operating costs. We only adjust costs that (i) are included within selling, general and administrative expenses on the consolidated statement of operations and comprehensive income (loss), (ii) meet the criteria outlined within the respective repositioning plan, and (iii) do not relate to normal business operations or ongoing activities. Our 2023 Repositioning Plan concluded in the second quarter of 2024.
~~◦~~Dedicated employee costs primarily include project management and technology staff costs needed to migrate acquired businesses to Evolent’s integrated technology platform and costs related to the consolidation of internal operations, strategies, processes and platforms. Dedicated employee costs are limited to employees that will have no role in ongoing operations and have no planned role at Evolent once the repositioning activities are completed.
◦Professional services costs primarily relate to services provided by a third-party vendor to review our operating model and organizational design in order to improve our profitability, create value through our solutions and invest in strategic opportunities in future periods.
◦Office space consolidation costs include early termination penalties and associated expenses.

•Transaction-related costs include but are not limited to integration consultants, investor outreach services, external valuation and accounting advisory services, legal fees, transaction bonuses paid to certain employees and other transaction related costs. We adjust these costs because transaction-related costs are expensed when incurred and are not indicative of Evolent’s normal operating costs.

•Purchase accounting adjustments include amortization expense on intangible assets such as corporate trade names, customer, relationships, provider network contracts and existing technology related to acquisitions and business combinations. We believe it is important for the reader to understand that revenue generated from acquisitions is included within revenue in calculating adjusted income to common shareholders however amortization expense from acquired intangible assets is excluded in determining adjusted income to common shareholders because it does not directly relate to the services performed for the Company’s customers.

In addition to disclosing financial results that are determined in accordance with GAAP, we present Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Income (Loss) Attributable to Common Shareholders, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses calculated in accordance with GAAP, respectively, adjusted to exclude the impact of stock-based compensation expenses, severance costs, transaction-related costs and repositioning costs. Management believes Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are useful to investors, because they facilitate an understanding of our long-term operational costs while removing the effect of costs that are not a representative component of the day-to-day operating performance of our business, and are useful to management as supplemental performance measures.

Adjusted EBITDA is defined as net loss attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, benefit from income taxes, depreciation and amortization expenses, change in the tax receivable agreement liability, extinguishment of Series A Preferred Stock and other refinancing fees, gain (loss) from equity method investees, loss on extinguishment/repayment of debt, loss on option exercise, change in fair value of contingent consideration, other income (expense), net, gain on disposal of non-strategic assets, goodwill impairment, right-of-use assets impairment, loss on lease termination, repositioning costs, stock-based compensation expense, severance costs, dividends and accretion of Series A Preferred Stock including excise tax and transaction-related costs.

Management believes that Adjusted EBITDA is useful to investors because it allows investors to evaluate the Company’s performance using tools that management uses to evaluate past performance and prospects for future performance.

Management also uses Adjusted EBITDA as a supplemental performance measure because the removal of adjustments to net loss attributable to common shareholders of Evolent Health, Inc. allows us to focus on operational performance.

Adjusted EBITDA Margin is defined Adjusted EBITDA divided by Revenue. Management believes that this measure is useful to investors because it allows further insight into the period over period operational performance. Management also uses Adjusted EBITDA Margin as a supplemental performance measure because it allows the investor to understand operational performance compared to revenues over time.

Adjusted Income (Loss) Attributable to Common Shareholders is defined as net loss attributable to common shareholders of Evolent Health, Inc. adjusted to exclude gain (loss) from equity method investees, other income (expense), net, benefit from income taxes, change in fair value of contingent consideration, extinguishment of Series A Preferred Stock and other refinancing fees, loss on option exercise, loss on extinguishment/repayment of debt, change in tax receivable agreement liability, purchase accounting adjustments, gain on disposal of non-strategic assets, goodwill impairment, right-of-use asset impairments, loss on lease termination, repositioning costs, stock-based compensation expense, severance costs, transaction-related costs and the tax impact of non-GAAP adjustments.

Adjusted Income (Loss) per Share Attributable to Common Shareholders is defined as Adjusted Income (Loss) Attributable to Common Shareholders divided by Weighted-Average Common Shares, and reflects the adjustments made in those non-GAAP measures.
Management believes that Adjusted Income (Loss) Attributable to Common Shareholders and Adjusted Income (Loss) per Share Attributable to Common Shareholders are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(in thousands, unaudited)

Reconciliation of Adjusted Cost of Revenue to Cost of Revenue
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Cost of revenue	$371,466	$570,831	$1,476,346	$2,187,388
Less:
Stock-based compensation	283	1,253	3,231	4,582
Adjusted cost of revenue	$371,183	$569,578	$1,473,115	$2,182,806

Reconciliation of Adjusted Selling, General and Administrative Expenses to Selling, General and Administrative Expenses
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Selling, general and administrative expenses	$72,656	$47,701	$303,866	$263,050
Less:
Stock-based compensation	2,113	(7,368)	36,508	35,164
Severance costs	6,802	17	10,147	2,877
Transaction-related costs	3,998	700	5,252	2,934
Repositioning costs	—	—	—	10,600
Adjusted selling, general and administrative expenses	$59,743	$54,352	$251,959	$211,475

Evolent Health, Inc.
Reconciliation of Medical Expense Ratio
(in thousands)

	For the Three Months Ended December 31, 2025	For the Year Ended December 31, 2025
Revenue
Performance Suite	$269,463	$1,127,336
Specialty Technology and Services Suite	95,743	353,228
Administrative Services	55,801	226,683
Cases	47,712	168,982
Total revenue	468,719	1,876,229
Less:
Revenue from ECP	13,030	107,848
Performance Suite revenue less revenue from Evolent Care Partners	256,433	1,019,488

Total claims incurred	243,157	907,304

Medical expense ratio	90.2%	80.5%
Medical expense ratio excluding Evolent Care Partners	94.8%	89.0%

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Common Shareholders of Evolent Health, Inc.
(in thousands)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Net loss attributable to common shareholders of Evolent Health, Inc.	$(429,131)	$(30,615)	$(579,401)	$(93,454)
Net loss margin	(91.6)%	(4.7)%	(30.9)%	(3.7)%

Less:
Interest income	868	830	4,190	5,544
Interest expense	(19,010)	(6,720)	(57,471)	(24,722)
Benefit from income taxes	1,677	1,121	126	1,413
Depreciation and amortization expenses	(45,037)	(29,296)	(115,851)	(118,370)
Change in tax receivable agreement liability	(804)	—	(804)	(173)
Extinguishment of Series A Preferred Stock and other refinancing fees	—	—	(15,000)	—
Gain (loss) from equity method investees	31	182	365	(3,441)
Loss on extinguishment/repayment of debt	(3,914)	—	(3,483)	—
Loss on option exercise	—	—	(52,544)	—
Change in fair value of contingent consideration	(4,658)	4,200	(6,495)	(4,908)
Other income (expense), net	252	381	249	241
Gain on disposal of non-strategic assets	14,867	—	14,867	—
Goodwill impairment	(398,000)	—	(398,000)	—
Right-of-use assets impairment	—	(2,588)	—	(2,588)
Loss on lease termination	—	(18,922)	(676)	(18,922)
Repositioning costs	—	—	—	(10,600)
Stock-based compensation expense	(2,396)	6,115	(39,739)	(39,746)
Severance costs	(6,802)	(17)	(10,147)	(2,877)
Dividends and accretion of Series A Preferred Stock including excise tax	—	(7,813)	(44,891)	(31,831)
Transaction-related costs	(3,998)	(700)	(5,252)	(2,934)
Adjusted EBITDA	$37,793	$22,612	$151,155	$160,460

Adjusted EBITDA margin	8.1%	3.5%	8.1%	6.3%

Evolent Health, Inc.
Reconciliation of Adjusted Income (Loss) Attributable to Common Shareholders to
Net Loss Attributable to Common Shareholders
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Net loss attributable to common shareholders of Evolent Health, Inc.	$(429,131)	$(30,615)	$(579,401)	$(93,454)
Less:
Gain (loss) from equity method investees	31	182	365	(3,441)
Other income (expense), net	252	381	249	241
Benefit from income taxes	1,677	1,121	126	1,413
Change in fair value of contingent consideration	(4,658)	4,200	(6,495)	(4,908)
Extinguishment of Series A Preferred Stock and other refinancing fees	—	—	(15,000)	—
Loss on option exercise	—	—	(52,544)	—
Loss on extinguishment/repayment of debt	(3,914)	—	(3,483)	—
Change in tax receivable agreement liability	(804)	—	(804)	(173)
Purchase accounting adjustments	(35,990)	(17,189)	(76,083)	(68,926)
Gain on disposal of non-strategic assets	14,867	—	14,867	—
Goodwill impairment	(398,000)	—	(398,000)	—
Right-of-use asset impairment	—	(2,588)	—	(2,588)
Loss on lease termination	—	(18,922)	(676)	(18,922)
Repositioning costs	—	—	—	(10,600)
Stock-based compensation expense	(2,396)	6,115	(39,739)	(39,746)
Severance costs	(6,802)	(17)	(10,147)	(2,877)
Transaction-related costs	(3,998)	(700)	(5,252)	(2,934)
Tax impact (1)	2,228	(672)	2,775	12,601
Adjusted income (loss) attributable to common shareholders	$8,376	$(2,526)	$10,440	$47,406

Loss per share attributable to common shareholders
Basic	$(3.84)	$(0.27)	$(5.07)	$(0.81)

Adjusted income (loss) per share attributable to common shareholders
Basic	$0.08	$(0.02)	$0.09	$0.41

Weighted-average common shares
Basic	111,612	115,032	114,208	114,682
————————
(1)Non-GAAP financial information for the periods shown are adjusted for an assumed provision for income taxes based on our statutory federal tax rate of 21%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this report and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to our ability to weather current dynamics, continue to expand our footprint, future actions, trends in our businesses, prospective services, new partner additions/expansions, our guidance and business outlook and future performance or financial results, and the closing of pending transactions and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•the significant portion of revenue we derive from our largest partners, and the potential loss, termination or renegotiation of our relationship or contract with any significant partner, or multiple partners in the aggregate;
•the increasing number of risk-sharing arrangements we enter into with our partners;
•the growth and success of our partners and certain revenues from our engagements, which are difficult to predict and are subject to factors outside of our control, including governmental funding reductions and other policy changes;
•our ability to accurately predict our exposure under performance-based contracts;
•failure by our customers to provide us with accurate and timely information;
•our ability to recover the upfront costs in our partner relationships and develop our partner relationships over time;
•our ability to attract new partners and successfully capture new opportunities;
•our ability to offer new and innovative products and services and our ability to keep pace with industry standards, technology and our partners’ needs;
•our ability to maintain and enhance our reputation and brand recognition;
•our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;
•risks related to completed and future acquisitions, investments, alliances and joint ventures, which could divert management resources, result in unanticipated costs or dilute our stockholders;
•our ability to effectively manage our growth and maintain an efficient cost structure;
•risks related to managing our offshore operations and cost reduction goals;
•our ability to estimate the size of our target markets for our services;
•consolidation in the health care industry;
•competition which could limit our ability to maintain or expand market share within our industry;
•risks related to audits by CMS and other governmental payers and actions, including whistleblower claims under the False Claims Act;
•evolution of the healthcare regulatory and political framework;
•restrictions on the manner in which we access personal data and penalties as a result of privacy and data protection laws;
•data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;
•liabilities and reputational risks related to our ability to safeguard the security and privacy of confidential data;
•our ability to obtain, maintain and enforce intellectual property rights and protect our trademarks and trade names, including from third parties alleging that we are infringing or violating their intellectual property rights;
•our ability to protect the confidentiality of our trade secrets;
•risks associated with our use of artificial intelligence (“AI”) and machine learning models;
•our use of “open-source” software;
•our reliance on third parties and licensed technologies;
•restrictions on our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our partners and operating our business;
•our ability to achieve profitability in the future;
•the impact of additional goodwill and intangible asset impairments on our results of operations;
•our obligations to make material payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;
•our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;
•our ability to utilize benefits under the tax receivables agreement described herein;
•the terms of agreements between us and certain of our pre-IPO investors may contain different terms than comparable agreement we may enter into with unaffiliated third parties;
•our inability to obtain financing may result in a reduction in the ownership of our stockholders;
•the conditional conversion features, and changes in accounting treatment of the 2029 Notes and the 2031 Notes, which, if triggered, may adversely affect our financial condition and operating results;
•our ability to raise funds necessary to settle conversions of our notes in cash, to repurchase our notes for cash upon a fundamental change or to pay the redemption price for any notes we redeem;
•interest rate risk and other restrictive covenants under our First Lien Credit Agreement and the second lien credit agreement, by and among the Company, Evolent Health LLC, as borrower (the “Borrower”), certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and Ares Capital Corporation, as administrative agent and collateral agent;
•our indebtedness, our ability to service our indebtedness, and our ability to obtain additional financing on favorable terms or at all;
•interference with our ability to access the first and second lien credit facilities under our Credit Agreements;
•the potential volatility of our Class A common stock price;
•provisions in our certificate of incorporation and by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;
•provisions in our certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;
•our intention not to pay cash dividends on our Class A common stock;
•the impact of litigation proceedings, government inquiries, reviews, audits or investigations;
•public health emergencies, epidemics, pandemics or contagious diseases;
•the cost of compliance with sustainability or other environmental, social responsibility or governance law and regulations;
•the impact of increasing inflationary pressures and rising consumer costs on our business; and
•our ability to utilize our net operating loss carry forwards and certain other tax attributes may be limited.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our periodic reports and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we undertake no obligation to publicly update any forward-looking statements to reflect events or circumstances that occur after the date of this release.